SECOND AMENDMENT TO
                                    THIRD AMENDED AND RESTATED LOAN AGREEMENT


          This Second Amendment to Third Amended and Restated Loan Agreement (the "Amendment"), made as of this 2nd day of February, 1995, among Harte-Hanks Communications, Inc., a Delaware corporation ("Borrower"), Toronto Dominion (Texas), Inc., NationsBank of Texas, N.A., NatWest
Bank, N.A.(formerly known as National Westminster Bank USA), The First National Bank of Boston, Bank of Hawaii, CoreStates Bank, N.A., The Bank of Nova Scotia, CIBC, Inc., and The Bank of Tokyo, Ltd., Dallas Agency (collectively, the "Banks"), and Toronto Dominion (Texas), Inc., as agent for the Banks (the "Agent"),

                                                  W I T N E S S E T H:


          WHEREAS, the Borrower, the Agent and the Banks (other than Bank of Tokyo) are parties to that certain Third Amended and Restated Loan
Agreement dated as of May 19, 1993, as amended by that First Amendment to Loan Agreement dated as of November 3, 1993, (collectively, the "Loan Agreement"); and

          WHEREAS, the parties hereto have mutually agreed that Bank of Tokyo shall enter into the Loan Agreement as a Bank pursuant to this Amendment, that National Bank of Canada shall withdraw as a Bank under this Agreement, and that Toronto Dominion (Texas), Inc., a Delaware corporation and a wholly-owned subsidiary of The Toronto-Dominion Bank, shall take the place of such Bank as a `Bank' under the Loan Agreement; and

          WHEREAS, the Borrower has requested that certain terms of the Loan Agreement be amended and the Agent and the Banks have agreed to the requested amendments on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that all capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement, and further agree as follows:

          1.        Amendment to Article 1.

          (a) Article 1 of the Loan Agreement, Definitions, is hereby amended by deleting the existing definitions of "Banks," "Base Rate
Basis," "CD Rate Basis," "Commitment," "Commitment Ratios," "Debt
Service," "Indebtedness for Money Borrowed," "LIBOR Basis," "Maturity Date," "Revolving Loan Commitment," "Revolving Note," and "Term Loan Commitment" in their entirety and by substituting in lieu thereof, respectively, the following:

                    "`Banks' shall mean Toronto Dominion (Texas), Inc., NationsBank of Texas, N.A., NatWest Bank, N.A. (formerly known as National Westminster Bank USA), The First National Bank of Boston, Bank of Hawaii, CoreStates Bank, N.A., The Bank of Nova Scotia, CIBC Inc., and The Bank of Tokyo, Ltd., Dallas Agency together with any assignees thereof pursuant to Section 11.6(b) hereof; and "Bank" shall mean any one of the foregoing Banks.

                    "`Base Rate Basis' shall mean a simple interest rate equal to the sum of (i) the Base Rate, and (ii) one-half of one percent (1/2%) per annum. Interest on Base Rate Advances shall be subject to adjustment as provided in Section 2.5 hereof.

                    "`CD Rate Basis' shall mean a simple per annum interest rate (rounded upward to the nearest one-hundredth (1/100th) of one percent) equal to the sum of (a) the quotient of (i) the CD Rate divided by (ii) one minus the Domestic Reserve Percentage, stated as a decimal, plus (b) the Assessment Rate, plus (c) one and five-eighths percent (1-5/8%). The CD Rate Basis shall apply to Interest Periods of thirty (30), sixty (60), ninety (90), and one hundred eighty (180) days, and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Domestic Reserve Percentage and the Assessment Rate. Interest on CD Rate Advances shall also be subject to adjustment as provided in Section 2.5 hereof.

                    "`Commitment' shall mean, collectively, the Revolving Loan Commitment and, prior to the Termination Date, the Term Loan Commitment.

                    "`Commitment Ratios' shall mean the obligation of each of the Banks to make Advances to the Borrower under the Revolving
          Loan Commitment, and, prior to the Termination Date, the Term Loan Commitment, to the extent of its respective percentage, as set forth on Schedule 1 to this Agreement.

                    "`Debt Service' shall mean the sum of, for the succeeding four fiscal quarters, (i) Total Interest Expense, and (ii) the aggregate of all scheduled principal payments under the Revolving Loans.

                    "`Indebtedness for Money Borrowed' shall mean money borrowed and indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments,including, without limitation, any Subordinated Debt, and shall expressly include, without limitation, indebtedness under Capitalized Lease Obligations, and all indebtedness upon which interest charges are customarily paid by the Borrower Group or which are required to be recognized under generally accepted accounting principles. Indebtedness for Money Borrowed shall also include (without double-counting) any Guaranty of indebtedness for money borrowed
          (of the type described in this definition) issued by any member of the Borrower Group. Indebtedness for Money Borrowed shall exclude
          (i) repurchase notes and any amount in respect of any obligation to repurchase any Redeemable Stock at the option of the holders thereof pursuant to the terms of a Stockholders Agreement unless and until the Parent Company (or the Borrower if the Parent
          Company shall have been merged into or consolidated with the Borrower) is required to purchase such Parent Company Stock pursuant to the terms of such Stockholders Agreement, (ii) letters of credit securing other Indebtedness for Money Borrowed and letters of credit issued for the benefit of a third-party insurance company in support of obligations of any member of the Borrower Group under Plans managed by such third-party insurance company, and (iii) the $20,000,000 Goldman Sachs Group, L.P. Convertible Note, dated as of September 17, 1992.

                    "`LIBOR Basis' shall mean a simple interest rate equal to the sum of (a) the quotient, rounded upwards to the nearest one-sixteenth of a percent (1/16%), of (i) the LIBOR Rate and
          (ii) one minus the LIBOR Reserve Percentage, stated as a decimal, plus (b) one and one-half percent (1-1/2%). The LIBOR Basis shall apply to Interest Periods of from one (1), two (2), three (3), six (6), nine (9) and twelve (12) months, as available to each Bank and subject to the provisions of Section 2.3 and Article 10 hereof and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the LIBOR Reserve Percentage. The Borrower may not elect an Interest Period of twelve (12) months unless the Agent has notified the Borrower that each of the Banks has available to it funds for its respective portion of the proposed Advance which are not required for other purposes, that such funds are available to each of the Banks at a rate at or below the LIBOR Rate for such proposed Advance and Interest Period, and that each of the Banks has agreed (each in its sole discretion) to fund its respective portion of such Advance. Interest on LIBOR Advances shall also be subject to adjustment as provided in Section 2.5 hereof.

                    "`Maturity Date' shall mean December 31, 2001, or such earlier date as payment of the Loans shall be due (whether by acceleration or otherwise).

                    "`Revolving Loan Commitment' shall mean the several obligations of the Banks to advance a sum not to exceed $120,000,000 for the period from the Agreement Date through August 1, 1993, $220,000,000 for the period from August 1, 1993 through the Termination Date, and $320,000,000 for the period from the Termination Date and thereafter, as such Revolving Loan Commitment is reduced from time to time pursuant to Section 2.8(a) hereof, in the aggregate at any one time outstanding, in accordance with their respective Commitment Ratios, to the Borrower pursuant to the terms hereof, as such obligation may be reduced from time to time pursuant to the terms hereof.

                    "`Revolving Notes' shall mean those certain amended reducing revolving promissory notes evidencing the principal amount of the Revolving Loan Commitment, one issued to each of the Banks by the Borrower, and any extensions, renewals or amendments to any of the foregoing.

                    "`Term Loan Commitment' shall mean the several obligations of the Banks to advance the sum of up to $100,000,000, in accordance with their respective Commitment Ratios, to the Borrower on the Agreement Date pursuant to the terms hereof. The Term Loan Commitment shall expire on the Termination Date."

          (b) Article 1 of the Loan Agreement, Definitions, is hereby amended by adding the following definitions of "Amendment Date," and "Termination Date" thereto:

                    "`Amendment Date' shall mean February 2, 1995, which shall be the effective date of the Second Amendment to this Agreement.

                    "`Termination Date' shall mean February 2, 1995."

          2. Amendment to Section 2.4. Section 2.4 of the Loan Agreement, Line of Credit Fee, is hereby amended by deleting existing
Section 2.4 in its entirety and by substituting in lieu thereof the following:

                    "Section 2.4. Line of Credit Fee. The Borrower agrees to pay to the Banks, in accordance with their Commitment Ratios, a line of credit fee on the aggregate unborrowed balance of the Revolving Loan Commitment for each day from the Amendment Date until the Maturity Date at a percentage rate in accordance with the following schedule:

          If the ratio as of the end of a
          quarter of the Borrower Group's                             Then the line of credit fee
          Indebtedness for Money Borrowed                             percentage following the
          to its Operating Cash Flow for the                          quarter in which such ratio
          twelve-month period then ended is:                          is reported shall be:
          Greater than or equal
          to 4:1                                                                .3750%

          Less than 4:1 but greater than or
          equal to 2.5:1                                                        .2500%

          Less than 2.5:1                                                       .1875%

          The Line of Credit Fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, payable quarterly in arrears (a) on the last day of each calendar quarter during the term of this Agreement, and (b) on the Maturity Date."

          3. Amendment to Section 2.5. Section 2.5 of the Loan Agreement, Interest Adjustment, is hereby amended by deleting the table contained in existing Section 2.5 in its entirety and by substituting in lieu thereof the following:

                                                          TABLE

If the ratio of
the Borrower
Group's
Indebtedness
for Money
Borrowed to its
Operating
Cash Flow as
of the end of a
quarter is:




Then interest
otherwise payable at
the Base Rate Basis
shall:




And interest
otherwise payable
at the CD Rate
Basis shall:



And interest
otherwise
payable at the
LIBOR Basis
shall:
Greater than 5.0:1Remain unchangedRemain unchangedRemain unchangedLess than or equal to
5.0:1 but greater than
4.5:1
Be reduced by one-quarter of
one percent (1/4%) from the
Base Rate Basis
Be reduced by one-quarter
of one percent (1/4%)
from the CD Rate Basis
Be reduced by
one-quarter of one
percent (1/4%) from the
LIBOR Basis
Less than or equal to
4.5:1 but greater than
4.0:1
Be reduced by one-half of one
percent (1/2%) from the Base
Rate Basis
Be reduced by one-half of
one percent (1/2%) from
the CD Rate Basis
Be reduced by one-half of
one percent (1/2%) from
the LIBOR Basis
Less than or equal to
4.0:1 but greater than
3.5:1
Be reduced by one-half of one
percent (1/2%) from the Base
Rate Basis
Be reduced by five-eighths
of one percent (5/8%)
from the CD Rate Basis
Be reduced by five-eighths
of one percent (5/8%)
from the LIBOR Basis
Less than or equal to
3.5:1 but greater than
3.0
Be reduced by one-half of one
percent (1/2%) from the Base
Rate Basis
Be reduced by seven-
eighths of one percent
(7/8%) from the CD Rate
Basis
Be reduced by
seven-eighths of one
percent (7/8%) from the
LIBOR Basis
Less than or equal to
3.0:1 but greater than
2.5:1
Be reduced by one-half of one
percent (1/2%) from the Base
Rate Basis
Be reduced by one percent
(1%) from the CD Rate
Basis
Be reduced by one
percent (1%) from the
LIBOR Basis
Less than or equal to
2.5:1
Be reduced by one-half of one
percent (1/2%) from the Base
Rate Basis
Be reduced by one and
one-eighth percent (1-
1/8%) from the CD Rate
Basis
Be reduced by one and
one-eighth percent
(1-1/8%)  from the
LIBOR Basis

          4. Amendment to Section 2.8. Section 2.8 of the Loan Agreement, Reduction and Increase of Commitments; Repayment of Loans, shall be amended by deleting existing Section 2.8 in its entirety and by substituting in lieu thereof the following:

                    "Section 2.8. Reduction and Increase of Commitments; Repayment of Loans.

                    (a)       Except as expressly provided below, the
          principal amount of the Loans outstanding under the Revolving
          Loan Commitment shall be no
          greater than the amounts set forth below for the dates shown, and each such reduced amount shall be the Revolving Loan Commitment of the Banks from and after the dates given:

                                                                                Maximum Revolving Loan
          Period Ended                            Amount of Reduction                     Commitment
Remaining
          June 30, 1998                     $35,200,000                             $284,800,000
          December 31, 1998                 $35,200,000                             $249,600,000
          June 30, 1999                     $38,400,000                             $211,200,000
          December 31, 1999                 $38,400,000                             $172,800,000
          June 30, 2000                     $41,600,000                             $131,200,000
          December 31, 2000                 $41,600,000                             $ 89,600,000
          June 30, 2001                     $44,800,000                             $ 44,800,000
          December 31, 2001                 $44,800,000                             $     -0-

          Each remaining entry in the column "Maximum Revolving Loan Commitment Remaining" in the table above shall be adjusted downward with each cancellation of the Revolving Loan Commitment under Section 2.7 hereof, or other permanent prepayment or reduction of the Revolving Loan Commitment.

                    (b) The principal balance of the Term Loan outstanding, along with all interest and other charges due thereon, shall be due and payable in full on the Termination
          Date by converting all amounts due under the Term Loan into a Revolving Loan. The Term Loan Commitment shall expire on the Termination Date.
          Additionally, on the Termination Date, the Borrower shall execute and deliver to each Bank an amended Revolving Loan Note, reflecting all amounts previously owed to such Bank by the Borrower under both the original Revolving Loan Note and the Term Loan Note to such Bank, and in the principal amount of each Bank's Revolving Loan Commitment as shown on Schedule 1 attached to the First Amendment to this Agreement. Upon receiving such amended Revolving Loan Note, each Bank will mark its respective original Revolving Loan Note and Term Loan Note "cancelled" and such original Revolving Loan Note and Term Loan Note shall be delivered to the Agent for forwarding on to the Borrower.

                    (c) Amounts of principal outstanding on the dates given in subparagraph (a) above in excess of the reduced Revolving Loan Commitment for such date shall be due and payable on such date, together with any amount required to be paid by the Borrower under the reimbursement provisions of Section 2.11. Each Bank's Revolving Loan Commitment shall be reduced on the dates above in accordance with its Commitment Ratio. A final payment of all principal amounts then outstanding under the Revolving Loan Commitment shall be due and payable on the Maturity Date."

          5. Amendment to Section 5.11. Section 5.11 of the Loan Agreement, Interest Rate Hedging, is hereby amended by deleting existing
Section 5.11 in its entirety and by substituting in lieu thereof the following:

                    "Section 5.11. Interest Rate Hedging. The Borrower shall be permitted to enter into one or more Interest Hedge Agreements, on such terms and conditions as may be acceptable to the Borrower."

          6. Amendment to Section 7.5. Section 7.5 of the Loan Agreement, Liquidation, Change in Ownership, and Disposition of Assets, is hereby amended by deleting existing Section 7.5 in its entirety and by substituting in lieu thereof the following:

                    "Section 7.5. Liquidation, Change in Ownership, and Disposition of Assets. Neither the Parent Company, the Borrower nor any Restricted Subsidiary shall at any time merge, consolidate, liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up or cease its corporate existence, or sell, lease, abandon, transfer or otherwise dispose of all or any part of their respective Assets, property or business, except so long as no Default then exists or would be caused thereby, (a) the Parent Company may merge into the Borrower, (b) between and among themselves, the Restricted Subsidiaries may merge with and acquire one another, or may merge into the Borrower or be liquidated, and (c) the Borrower Group may from time to time sell a part of its Assets, property or business, provided that if and to the extent the net, after-tax cash proceeds of all such sales exceed $30,000,000 in any calendar year or the aggregate amount of $200,000,000 at any time from the Termination Date through the remaining term of this Agreement, such proceeds shall be delivered to the Agent and used to permanently reduce the Revolving Loan Commitment, in inverse order of maturity."

          7. Amendment to Section 7.7. Section 7.7 of the Loan Agreement, Restricted Payments and Purchases; Loans to or Investments in Unrestricted Subsidiaries, shall be amended by deleting existing
Section 7.7(b) in its entirety and by substituting in lieu thereof the following:

          "(b) Restricted Payments and Restricted Purchases, provided that the aggregate amount of such Restricted Payments and Restricted Purchases referred to in this clause (b) after the Amendment Date does not exceed $15,000,000;"

          8. Amendment to Section 7.8. Section 7.8 of the Loan Agreement, Debt to Cash Flow Ratio, is hereby amended by deleting existing Section 7.8 in its entirety and by substituting in lieu thereof of the following:

                    "Section 7.8. Debt to Cash Flow Ratio. The Borrower shall not at any time permit the ratio of (x) the Borrower Group's Indebtedness for Money Borrowed to (y) the Borrower Group's
          Operating Cash Flow to exceed the ratios set forth below:

                    Period                                                      Ratio
          Amendment Date through
          December 31, 1995                                                     5.50:1

          January 1, 1996 through
          December 31, 1996                                                     5.0:1

          January 1, 1997 through
          December 31, 1997                                                     4.5:1

          January 1, 1998 through
          December 31, 1998                                                     4.25:1

          January 1, 1999 and
          thereafter                                                            4.0:1"

          9. Amendment to Section 7.9. Section 7.9 of the Loan Agreement, Debt Service Ratios is hereby amended by deleting existing
Section 7.9(a) in its entirety and substituting in lieu thereof the following:

                    "(a)      Debt Service.  The Borrower shall not as of
          the end of any calendar quarter permit the ratio of (i) the Borrower Group's Operating Cash Flow to (ii) the Borrower Group's Debt Service to be less than 1.20:1."

          10. Amendment to Section 11.1. Section 11.1 of the Loan Agreement, Notices, is hereby amended by adding the following at the end of Section 11.1(a):

          "10.      The Bank of Tokyo, Ltd.,
                    Dallas Agency
                    2001 Ross Avenue
                    LB118
                    Suite 3150
                    Dallas, Texas  75201
                    Attn: John E. Beckwith"

          11. Conditions Precedent to Effectiveness of Amendment. This Amendment shall be effective on the date (the "Effective Date") on which the following conditions precedent have been satisfied:

                    (a) The Borrower shall have paid to the Agent, for the account of the Banks on a pro rata basis after giving effect to this Amendment, an amendment fee in the amount of .10% of the Commitment as of the Effective Date of this Amendment;

                    (b) The Borrower, the Agent, and the Banks shall have executed and delivered this Amendment;

                    (c) The Borrower shall have delivered to the Agent for the benefit of each of the Banks (i) the replacement Revolving Notes and (ii) an opinion of counsel in form and substance satisfactory to the Agent and its special counsel; and

                    (d) The Borrower shall have executed and delivered such other documents as the Agent may reasonably request.

          12. No Other Amendment or Waiver. Except for the amendments expressly set forth above, the replacement Revolving Notes, and the revised Schedule 1 to the Loan Agreement, which is attached to this Amendment as Schedule 1, the text of the Loan Agreement and all other
Loan Documents shall remain unchanged and in full force and effect. The Borrower acknowledges and expressly agrees that the Agent and the Banks reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Loan Agreement.

          13. Representations and Warranties. The Borrower hereby represents and warrants in favor of the Agent and the Banks as follows:

                    (a) The Borrower has the corporate power and authority (i) to enter into this Amendment and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

                    (b) This Amendment has been duly authorized, validly executed and delivered by one or more Authorized Signatories of the Borrower, and constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms;

                    (c) The execution and delivery of this Amendment and performance by the Borrower under the Loan Agreement, as amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over Borrower which has not already been obtained, nor contravene or conflict with the charter documents of Borrower, or the provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which Borrower is party or by which any of its Assets or properties are or may become bound;

                    (d) There has been no material adverse change in the business, Assets or financial conditions as reflected in the Borrower's December 31, 1993 audited financial statements and the Borrower's September 30, 1994 unaudited financial statements; and

                    (e) As of the Effective Date of, and after giving effect to this Amendment, (i) no Default or Event of Default exists under the Loan Agreement or is caused by this Amendment, and (ii) each representation and warranty set forth in Article 4 of the Loan Agreement is hereby restated and affirmed as true and correct in all material respects as of such date hereof, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement, as amended hereby, and to the extent relating specifically to the Agreement Date.

          14. Governing Law. This amendment shall be governed by and construed in accordance with the laws of the State of New York.

          15. References to an Effect on the Loan Agreement. Upon the Effective Date, each reference in the Loan Agreement to "this
Agreement," "hereunder," "hereof," "herein," or words of like import, shall mean and be a reference to the Loan Agreement as amended hereby and each reference to the Loan Agreement in any other document, instrument, or agreement executed or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.

          16. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.


          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

BORROWER:                     HARTE-HANKS COMMUNICATIONS, INC.
                                        By: Richard L. Ritchie

                                        Title: Senior V-P, Finance & Chief Financial
Officer


AGENT:                                  TORONTO DOMINION (TEXAS), INC.

                                        By: Sophia Sgarbi

                                        Title: Vice President


BANKS:                                  TORONTO DOMINION (TEXAS), INC.

                                        By: Sophia Sgarbi

                                        Title: Vice President


                                        NATIONSBANK OF TEXAS, N.A.

                                        By: Jay Tweed

                                        Title: Vice President


                                        NATWEST BANK, N.A.
                                        (formerly NATIONAL WESTMINSTER BANK USA)

                                        By: Alexandra Pyrrous

                                        Title: Vice President


                                        THE FIRST NATIONAL BANK OF BOSTON

                                        By: Mark Evans

                                        Title: Director


                                        BANK OF HAWAII

                                        By: Elizabeth O. MacLean

                                        Title: Vice President


                                        CORESTATES BANK N.A.

                                        By: Doug Blackman

                                        Title: Vice President


                                        THE BANK OF NOVA SCOTIA

                                        By: F. C. H. Ashby

                                        Title: Senior Manager


                                        CIBC INC.

                                        By: Reid J. Murray

                                        Title: Managing Director


                                        THE BANK OF TOKYO, LTD., DALLAS AGENCY

                                        By: J. Beckwith

                                        Title: Vice President
/TABLE

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